                                Exhibit No. 3.4
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                     PARTIAL ASSIGNMENT OF SALES CONTRACT
                     ------------------------------------


     This Partial Assignment of Sales Contract ("Assignment"), dated as of ________________, 199___, by and between Genesis Financial Group, Inc., a Virginia corporation, (hereinafter referred to as "Corporation"), and ______________________________ (hereinafter individually or collectively referred to as "Assignee").

                                   RECITALS:
                                   ---------

     A. In connection with a SB-1 registered offering ("Offering") by the Corporation of its Retail Installment Sales Contracts ("Contracts"), Assignee has previously executed a Subscription Letter ("Letter") subscribing for partial interests in one or more Contracts pursuant to his investment in the Corporation in the amount set forth in the aforementioned Letter, to which reference is hereby made.

     B. In furtherance of the Assignee's investment in the Corporation and for the purpose of effectuating the terms and conditions set forth in the Letter and the Offering, Corporation hereby executes this Assignment to evidence that portion of the Contracts to be allocated to the Assignee's account pursuant to his investment in the Corporation.

     Corporation hereby warrants and represents as follows:

     1. Corporation is the holder of all rights, title and interest in and to those certain Contracts attached hereto as Exhibit "A" which documents have arisen in the normal course of the Corporation's business.

     2. In consideration of Assignee's investment in the Corporation pursuant to the aforementioned Letter and Offering, the Corporation hereby grants, transfers, and conveys to the Assignee a partial interest in those certain Contracts attached hereto as Exhibit "A" corresponding to the number of monthly payments under each such Contract specifically allocated to the Assignee as disclosed on Exhibit "B," until such time as all payments allocated to Assignee under a Contract have been paid or until Assignee has received cash, and/or property, in the amount of his initial investment in the Corporation, plus his calculated return on his investment.

     Notwithstanding the foregoing, the Corporation shall have the right to substitute any Contract assigned hereunder with a Contract of comparable value in the event of a default under any such Contract pursuant to the terms of the Letter and that certain Guarantee And Replacement Agreement executed in conjunction with this Agreement for the benefit of Assignee.
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     3.  Disclosed on Exhibit "B" hereto are the partial payments assigned under
                               -
each Contract identified in Exhibit "A" and the calculations of the Assignee's rate of return on his investment in the Corporation.

     4. Assignee hereby agrees to return to the Corporation any and all Contracts, Certificates of Title and any other document delivered to Assignee pursuant to his investment in the Corporation upon receipt thereby of cash, and/or property, in the amount of his initial investment plus his calculated return on his investment.

     5. The Corporation and Assignee agree to execute this Assignment and Exhibits in duplicate. One original counterpart shall be forwarded to the attention of the Assignee. Copies of all amendments to Exhibits "A" and "B" hereunder that are generated from time to time in connection with the Assignee's investment will also be executed and forwarded as they arise.

     WITNESS the following execution:

                                         "Corporation"

                         Genesis Financial Group, Inc., a Virginia corporation

                         By:_____________________________________

                         Its:____________________________________



                                            "Assignee"

                         By:_____________________________________

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                                   EXHIBIT A

                                      TO

                     Partial Assignment of Sales Contract
                     ------------------------------------

             List of Partially Assigned Vehicular Sales Contracts

          _________________________        _________________________

          _________________________        _________________________

          _________________________        _________________________

          _________________________        _________________________

          _________________________        _________________________

          _________________________        _________________________

          _________________________        _________________________

          _________________________        _________________________

          Genesis Financial Group, Inc.,
          a Virginia Corporation

By: ___________________________            __________________________
                                                    Assignee
Its: __________________________

                                   EXHIBIT B

              Partial Payments And Calculation Of Rate Of Return
              --------------------------------------------------


A.   Partial Payments Assigned.
     -------------------------


     __________________________       ________________________

     ___________________________      _______________________

     ___________________________      _______________________

     ___________________________      _______________________

     ___________________________      _______________________

     ___________________________      _______________________

     ___________________________      _______________________

     ___________________________      _______________________


B.   Rate Of Return.
     --------------



     Genesis Financial Group, Inc.,
     a Virginia Corporation

By:___________________________        __________________________
                                              Assignee
Its:__________________________

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